UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 13, 2018

TRANSCONTINENTAL GAS PIPE LINE COMPANY, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-07584	74-1079400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2800 Post Oak Boulevard Houston, TX	77056
(Address of Principal Executive Offices)	(Zip Code)

(713) 215-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 13, 2018, Transcontinental Gas Pipe Line Company, LLC (the “Company”), Northwest Pipeline LLC (“Northwest”) and The Williams Companies, Inc. (“Williams” and, together with the Company and Northwest, the “Borrowers”) entered into a Credit Agreement (the “Credit Agreement”) with the lenders named therein and Citibank, N.A. (“Citi”), as administrative agent. The Credit Agreement may be used for working capital, acquisitions, capital expenditures and other general corporate purposes. The obligations of the lenders and letter of credit issuer to make the initial extensions of credit under the Credit Agreement will become effective on the date (the “Credit Agreement Effective Date”) that the merger pursuant to the previously announced Agreement and Plan of Merger, dated as of May 16, 2018, among Williams, SCMS LLC, Williams Partners L.P. and WPZ GP LLC is consummated, subject to satisfaction of other conditions specified in the Credit Agreement.

The Borrowers may borrow, in the aggregate, up to $4.5 billion under the Credit Agreement. Northwest and the Company are each subject to a $500 million borrowing sublimit. In addition, the Borrowers may request an increase of up to an additional $500 million in commitments from either new lenders or increased commitments from existing lenders named in the Credit Agreement. However, at no time may the aggregate commitments under the Credit Agreement exceed $5.0 billion. The Credit Agreement allows for same day swingline borrowings up to an aggregate amount of $200 million, subject to other utilization of the aggregate commitments under the Credit Agreement. The facility made available under the Credit Agreement is initially available for five years from the Credit Agreement Effective Date (the “Maturity Date”). The Borrowers may request an extension of the Maturity Date for an additional one-year period up to two times, to allow a Maturity Date as late as the seventh anniversary of the Credit Agreement Effective Date, subject to certain conditions.

Interest on borrowings under the Credit Agreement is payable at rates per annum equal to, at the option of Williams: (1) a fluctuating base rate equal to Citi’s adjusted base rate plus the applicable margin, or (2) a periodic fixed rate equal to LIBOR plus the applicable margin. The adjusted base rate will be the highest of (i) the federal funds rate plus 0.5 percent, (ii) Citi’s publicly announced base rate, and (iii) one-month LIBOR plus 1.0 percent. Williams is required to pay a commitment fee based on the unused portion of the commitments under the Credit Agreement. The applicable margin and the commitment fee are determined by reference to a pricing schedule based on the applicable Borrower’s senior unsecured debt ratings.

Under the Credit Agreement, up until the quarter ending June 30, 2019, Williams is required to maintain a ratio of debt to EBITDA of no greater than 5.75 to 1.00. Thereafter, until the quarter ending December 31, 2019, Williams is required to maintain a ratio of debt to EBITDA of no greater than 5.50 to 1.00. Thereafter, if Williams, in any fiscal quarter, makes one or more acquisitions for a total aggregate purchase price that exceeds or equals $25 million, Williams is required to maintain a ratio of debt to EBITDA of no greater than 5.50 to 1.00 for the fiscal quarter in which the acquisition occurs and the two fiscal quarters following thereafter. In any other case, Williams is required to maintain a ratio of debt to EBITDA of no greater than 5.00 to 1.00. For each of the Company and Northwest and their respective consolidated subsidiaries, the ratio of debt to capitalization (defined as net worth plus debt) is not permitted to be greater than 65%. Each of the above ratios will be tested beginning at the end of the first fiscal quarter ending after the Credit Agreement Effective Date and thereafter at the end of each subsequent fiscal quarter, and the debt to EBITDA ratio is measured on a rolling four-quarter basis.

The Credit Agreement contains customary representations and warranties and affirmative, negative and financial covenants which were made only for the purposes of the Credit Agreement and as of the specific date (or dates) set forth therein, and may be subject to certain limitations as agreed upon by the contracting parties. The Credit Agreement contains various covenants that limit, among other things, each Borrower and each Borrower’s respective material subsidiaries’ ability to grant certain liens supporting indebtedness, each Borrower’s ability to merge or consolidate, sell all or substantially all of its assets in certain circumstances, make certain distributions during an event of default, and each Borrower and each Borrower’s respective material subsidiaries’ ability to enter into certain restrictive agreements.

The Credit Agreement includes customary events of default. If an event of default occurs with respect to a Borrower, the lenders will be able to terminate the commitments for all Borrowers and accelerate the maturity of the loans of the defaulting Borrower and exercise other rights and remedies.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 13, 2018, the Borrowers entered into the Credit Agreement as described under Item 1.01 above. The description of the Credit Agreement under Item 1.01 is incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

10.1	Credit Agreement dated as of July 13, 2018, between The Williams Companies, Inc., Northwest Pipeline LLC, and Transcontinental Gas Pipeline Company, LLC, as co-borrowers, the lenders named therein, and Citibank, N.A. as Administrative Agent (filed on July 17, 2018 as Exhibit 10.1 to The Williams Companies, Inc.’s Current Report on Form 8-K (File No. 001-04174) and incorporated herein by reference).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCONTINENTAL GAS PIPE LINE COMPANY, LLC

By:	/s/ Joshua H. De Rienzis
Joshua H. De Rienzis
Corporate Secretary

DATED: July 17, 2018